VARIABLE ANNUITY ESSENTIAL PORTFOLIO CONSERVATIVE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

MUTUAL FUNDS † 98.8%

REPURCHASE AGREEMENTS

Rydex Variable Trust -

0.8%

Government Long Bond

Collateralized by U.S. Treasury

1.2x Strategy Fund

206,712 $

2,625,248

Obligations

Rydex Series Funds -

Lehman Brothers Holdings,

Managed Futures Strategy

Inc. issued 03/31/08 at 1.15%

Fund

63,233

1,786,969

due 04/01/08

$

86,681

$

__________

86,681

Rydex Variable Trust - U.S.

Government Money

Total Repurchase Agreements

Market Fund

1,546,967

1,546,967

(Cost $86,681)

86,681

Rydex Series Funds -

__________

International Rotation

Fund

35,572

816,019

Total Investments 99.6%

Rydex Variable Trust -

(Cost $10,255,734)

$

____________

10,400,141

Absolute Return Strategies

Other Assets in Excess of

Fund

28,174

692,233

Liabilities – 0.4%

$

____________

42,724

Rydex Variable Trust - Large-

Net Assets – 100.0%

$

10,442,865

Cap Value Fund

18,734

418,143

*

Non-Income Producing Security.

Rydex Variable Trust - Sector

†

Affiliated Funds

Rotation Fund

30,179

393,529

Rydex Variable Trust -

Commodities Strategy

Fund*

10,987

286,528

Rydex Variable Trust - Mid-

Cap Growth Fund

10,275

274,143

Rydex Variable Trust - Multi-

Cap Core Equity Fund

10,799

240,388

Rydex Variable Trust - Small-

Cap Value Fund

11,742

207,712

Rydex Variable Trust -

Hedged Equity Fund

8,942

206,298

Rydex Variable Trust - Small-

Cap Growth Fund

8,415

205,834

Rydex Variable Trust - Large-

Cap Growth Fund

8,260

205,436

Rydex Variable Trust - Mid-

Cap Value Fund

10,576

204,126

Rydex Variable Trust - Real

Estate Fund

6,045

__________

203,887

Total Mutual Funds

(Cost $10,169,053)

__________

10,313,460

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